Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
333 South Hope Street Suite 2525 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Amrize Finance US LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-3818857 (I.R.S. employer identification no.)
8700 W. Bryn Mawr Ave. Chicago, Illinois (Address of principal executive offices)	60631 (Zip code)

Amrize Ltd
(Exact name of registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation or organization)	98-1807904 (I.R.S. employer identification no.)
Grafenauweg 8 6300 Zug, Switzerland 6300 (Address of principal executive offices)	(Zip code)

3.500% Senior Notes due 2026
4.200% Senior Notes due 2033
7.125% Senior Notes due 2036
6.875% Senior Notes due 2039
6.500% Senior Notes due 2043
4.750% Senior Notes due 2046
Guarantees of 3.500% Senior Notes due 2026
Guarantees of 4.200% Senior Notes due 2033
Guarantees of 7.125% Senior Notes due 2036
Guarantees of 6.875% Senior Notes due 2039
Guarantees of 6.500% Senior Notes due 2043
and Guarantees of 4.750% Senior Notes due 2046
(Title of the indenture securities)

1.          General information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act").

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No.333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No.333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 22nd day of October, 2025.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President